As filed with the Securities and Exchange Commission on January 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NANO DIMENSION LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Ilan Ramon, Ness Ziona, 7403635 Israel

(Address of Principal Executive Offices)

Nano Dimension Ltd. Employee Stock Option Plan (2015), As Amended

(Full title of the plan)

Nano Dimension USA Inc.

300 5th Avenue, Waltham, MA

Tel: (408) 824-8242

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Oded Har-Even, Esq. Howard Berkenblit, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212)-660-3000	Reut Alfiah, Adv. Sullivan & Worcester Israel (Har-Even & Co.) HaArba’a Towers - 28 HaArba’a St. North Tower, 35th floor Tel-Aviv, Israel 6473925 Tel: +972 74-758-0480

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8, or the Registration Statement, is to register 51,880,393 additional Ordinary Shares of Nano Dimension Ltd., or the Registrant or the Company, reserved for issuance under the Nano Dimension Ltd. Employee Stock Option Plan (2015) as amended from time to time, or the Plan, which are in addition to the 12,119,607 Ordinary Shares (under the Plan registered on the Company’s Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission, or the Commission, on November 9, 2016 (Commission File No. 333-214520) and on August 26, 2020 (Commission File No. 333-248419), or the Prior Registration Statements.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Item 3 and Item 8 of Part II of the Prior Registration Statements, which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this registration statement have been or will be sent or given to participating employees of the Plan as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended, or the Securities Act, in accordance with the rules and regulations of the United States Securities and Exchange Commission, or the Commission. Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Registrant with the Commission are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on March 31, 2022;

(b)	The Registrant’s Reports on Form 6-K furnished to the Commission on March 31, 2022 (with respect to the first three paragraphs and the sections titled “Fourth Quarter 2021 Financial Results,” “Year Ended December 31st, 2021 Financial Results,” “Balance Sheet Highlights,” and “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 6, 2022 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 11, 2022 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 3, 2022 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 3, 2022, May 17, 2022, May 31, 2022 (with respect to first six paragraphs and the sections titled “First Quarter 2022 Financial Results,” “Balance Sheet Highlights,” and “Forward-Looking Statements” and the financial statements in the press release attached as Exhibit 99.1), June 2, 2022, June 7, 2022, July 8, 2022 (with the exception of the press release attached as Exhibit 99.1), July 14, 2022, July 18, 2022 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), July 27, 2022, August 3, 2022, August 4, 2022 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), August 5, 2022, September 1, 2022, (with respect to the first six paragraphs and the sections titled “Second Quarter 2022 Financial Results,” “Six Months Ended June 30 2022, Financial Results,” “Balance Sheet Highlights,” and “Forward-Looking Statements” and the IFRS financial statements in the press release attached as Exhibit 99.1); October 24, 2022; November 8, 2022; December 1, 2022 (with respect to the first through fifth paragraphs and the sections titled “Third Quarter 2022 Financial Results,” “Nine Months Ended September 30 2022, Financial Results,” “Balance Sheet Highlights,” and “Forward-Looking Statements”, and the IFRS financial statements in the press release); December 2, 2022; December 12, 2022 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements”); December 13, 2022; December 14, 2022 (with respect to the eighth paragraph); December 16, 2022 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements”); December 21, 2022 (with respect to the first and second paragraphs and the section titled “Forward-Looking Statements”); December 23, 2022; December 28, 2022 (with respect to the first, third and fourth paragraphs and the section titled “Forward-Looking Statements”), January 6, 2023; January 23, 2023 (with respect to the first paragraph and the section titled “Forward-Looking Statements”); and January 24, 2023; and

(c)	The description of the Registrant’s Ordinary Shares and ADSs contained in the Registrant’s Registration Statement on Form 20-F filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, on October 20, 2015 (File No. 001-37600), as amended by Exhibit 2.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021, and including any further amendment or report filed or to be filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Amended and Restated Articles of Association of Nano Dimension Ltd., filed as exhibit 99.1 to Form 6-K filed on February 16, 2021, and incorporated herein by reference.

5.1*	Opinion of Sullivan & Worcester Israel (Har-Even & Co.)

23.1*	Consent of Somekh Chaikin, member firm of KPMG International, Independent Registered Public Accounting Firm.

23.2*	Consent of Sullivan & Worcester Israel (Har-Even & Co.) (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included on signature page)

99.1*	Nano Dimension Ltd. Employee Stock Option Plan (2015), as amended.

107*	Filing Fee Table

*	filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ness Ziona, State of Israel, on January 27, 2023.

NANO DIMENSION LTD.

By:	/s/ Yael Sandler
Name: Yael Sandler
Title: Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Nano Dimension Ltd., hereby severally constitute and appoint Yoav Stern and Yael Sandler, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yoav Stern	Chief Executive Officer and Chairman of the Board	January 27, 2023
Yoav Stern	(principal executive officer)

/s/ Yael Sandler	Chief Financial Officer	January 27, 2023
Yael Sandler	(principal financial officer and principal accounting officer)

/s/ Simon Anthony-Fried	Director	January 27, 2023
Simon Anthony-Fried

/s/ Yoav Nisan Cohen	Director	January 27, 2023
Yoav Nisan Cohen

/s/ Oded Gera	Director	January 27, 2023
Oded Gera

/s/ Roni Kleinfeld	Director	January 27, 2023
Roni Kleinfeld

/s/ Christopher Moran	Director	January 27, 2023
Christopher Moran

/s/ Hanny Caspi	Director	January 27, 2023
Hanny Caspi

/s/ Igal Rotem	Director	January 27, 2023
Igal Rotem

/s/ Amit Dror	Director	January 27, 2023
Amit Dror

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Nano Dimension USA Inc., the duly authorized representative in the United States of Nano Dimension Ltd., has signed this Registration Statement on Form S-8 on January 27, 2023.

Nano Dimension USA Inc.

/s/ Yoav Stern
Yoav Stern, Director

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